UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 26, 2024	0-7928
Date of Report	Commission File Number
(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

305 N 54th Street
Chandler, Arizona 85226
(Address of Principal Executive Offices) (Zip Code)

(480) 333-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

COMTECH TELECOMMUNICATIONS CORP /DE/

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kenneth H. Traub as Executive Chairman

On November 26, 2024, the Board of Directors (the “Board”) of Comtech Telecommunications Corp. (the “Company”) appointed Mr. Kenneth H. Traub, who currently serves as a director of the Board, as Executive Chairman effective as of November 26, 2024, and entered into an employment agreement with Mr. Traub effective as of November 27, 2024 (the “Employment Agreement”). In addition to Mr. Traub’s role in chairing the Board, he will be the senior executive leading the Company.

Mr. Traub has over 30 years of experience as a Chairman, CEO, director and active investor with a demonstrated record of accomplishment in driving strategic, financial, operational and governance improvements. He has served as the Managing Partner of Delta Value Advisors, a strategic consulting and investment advisory firm specializing in corporate governance and turnarounds, since 2019. He was previously Managing Partner of Raging Capital, a registered investment firm, and served as President and CEO of Ethos Management LLC, a private investment and consulting firm. Mr. Traub served as President and Chief Executive Officer of American Bank Note Holographics, Inc., a leading global supplier of optical security devices for the protection of documents and products against counterfeiting from 1999 through 2008. In 1994, he co-founded Voxware, Inc., a pioneer in voice over Internet protocol communication technologies, and served as its Executive Vice President and Chief Financial Officer through 1998.

In addition to being a member of the Board, Mr. Traub, 63, currently serves as an independent director on the boards of Tidewater, Inc. (NYSE:TDW), the leading global operator of offshore vessels for the energy industry, Edgio, Inc. (OTC:EGIO), a software company providing digital content delivery networks and applications and Nano Dimension Ltd (Nasdaq:NNDM), a manufacturer of additive electronics and additive manufacturing equipment. Mr. Traub previously served as an independent director on the boards of numerous public companies, including DSP Group, Inc., a manufacturer of multimedia chipsets for converged communications (acquired by Synaptics Incorporated); MRV Communications, Inc., a telecommunications company (acquired by ADVA Optical Networking SE); Vitesse Semiconductor, Inc., a fabless semiconductor developer (acquired by Microsemi Corporation); Xyratex Ltd, a data storage company (acquired by Seagate Technology plc); MIPS Technologies, Inc., a semiconductor technology company (acquired by Imagination Technologies Group plc and Allied Security Trust); Intermolecular, Inc., a semiconductor materials supplier (acquired by Merck KGaA); and Phoenix Technologies, Inc., a leading supplier of firmware for computers (acquired by Marlin Equity Partners), among others. Mr. Traub received the NACD Directorship Certification, which is awarded to directors who meet the highest standards of corporate governance according to the National Association of Corporate Directors. Mr. Traub received a BA from Emory College in 1983 and an MBA from Harvard Business School in 1988.

Pursuant to the Employment Agreement, Mr. Traub will receive an annualized base salary of $900,000. Mr. Traub will be eligible to receive an annual bonus with a target bonus of 100% of annual base salary and a maximum bonus of up to 200% of his annual base salary based on individual and Company performance goals; provided that his bonus for the fiscal year ending July 31, 2025 will not be less than 50% of Mr. Traub’s prorated annual base salary for such period. Mr. Traub will also receive an annual grant of restricted stock units valued at $400,000, which will vest in equal annual installments on each of the first three anniversaries of the grant date, subject to Mr. Traub’s continued employment on each vesting date, and an annual grant of a target number of long-term performance shares equal to $800,000, $200,000 of which shall be settled in cash and $600,000 of which shall be settled in common stock, which shall vest on the third anniversary of the grant date, subject to achievement of performance objectives determined by the Board relating to EBITDA, revenue and relative total shareholder return over a three year performance period, and Mr. Traub’s continued employment through the third anniversary of the grant date. Mr. Traub shall be entitled to participate in health, insurance, retirement, and other benefits provided generally to similarly situated employees of the Company.

On termination of Mr. Traub’s employment by the Company (including due to the Company’s non-renewal of the Employment Agreement) without “cause” (other than due to Mr. Traub’s death or disability) or by Mr. Traub for “good reason” (as such terms are defined in the Employment Agreement), Mr. Traub will be entitled to termination benefits in the form of a one-time payment of 100% of the amount of Mr. Traub’s annual base salary, a pro-rata annual bonus subject to actual performance for such year, and payment or reimbursement of premiums for continued health plan coverage until the earlier of (i) 12 months and (ii) the date Mr. Traub is no longer eligible to receive such coverage. If any of the terminations described above occurs within 90 days prior to or 12 months after a “change in control” (as defined in the Employment Agreement), Mr. Traub will be entitled to termination benefits in the form of (i) a one-time payment of 1.5 times the sum of Mr. Traub’s annual base salary and target bonus, (ii) a pro-rata annual bonus subject to actual performance for such year, (iii) payment or reimbursement of premiums for continued health plan coverage for until the earlier of (x) 12 months and (y) the date Mr. Traub is no longer eligible to receive such coverage and (iv) full vesting (at target performance) of Mr. Traub’s equity incentive awards which are subject to performance-based vesting conditions (provided, however, that if such termination occurs prior to a change in control, such award will remain outstanding for 90 days thereafter, and if no change in control has occurred during such period, shall be treated in accordance with the terms of the applicable award agreement (including treating any unvested award as forfeited as of the date of termination).

The termination benefits described above are conditioned upon Mr. Traub’s execution, delivery and non-revocation of a release of claims. The Employment Agreement also includes customary restrictive covenants, including noncompetition and nonsolicitation and nonhire covenants applicable while employed and for one year thereafter.

The foregoing summary of the terms of Mr. Traub’s Employment Agreement is subject to the full and complete terms of the Employment Agreement, which the Company expects to file as an exhibit to its periodic report covering the effective date of Mr. Traub’s employment.

Board Leadership Changes

On November 26, 2024, Mark Quinlan resigned from his position of Chairman of the Board (“Chairman”), effective as of November 26, 2024. Mr. Quinlan will continue serving on the Board.

On November 26, 2024, the Board also appointed Bruce Crawford as Lead Independent Director, effective as of November 26, 2024.

On November 27, 2024, the Company issued a press release announcing the appointment of Mr. Traub as Executive Chairman, the resignation of Mr. Quinlan as Chairman and the appointment of Mr. Crawford as Lead Independent Director, a copy of which is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 27, 2024 issued by Comtech Telecommunications Corp.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 27, 2024

COMTECH TELECOMMUNICATIONS CORP.

By:	/s/ Michael A. Bondi
	Name:	Michael A. Bondi
	Title:	Chief Financial Officer